   As filed with the Securities and Exchange Commission on December 30, 1998

                                                Registration No. 333-47567
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                        Waddell & Reed Financial, Inc.
            (Exact Name of Registrant as Specified in its Charter)

                             --------------------

              Delaware                                   51-0261715
    (State or Other Jurisdiction of                  (I.R.S. Employer
    Incorporation or Organization)                   Identification No.)

  6300 Lamar Avenue, Shawnee Mission, Kansas                66202
   (Address of Principal Executive Offices)              (Zip Code)


             Waddell & Reed Financial, Inc. 401(k) and Thrift Plan

                             (Full Title of Plan)

                             --------------------

                               Daniel C. Schulte
                              Assistant Secretary
                             Waddell & Reed Financial, Inc.
                               6300 Lamar Avenue
                         Shawnee Mission, Kansas 66202
                                (913) 236-2000
                    (Name and address of agent for service)

                             --------------------

                                  Copies to:

                                Duncan B. Blair
                  Lange, Simpson, Robinson & Somerville, LLP
                       417 North 20th Street, Suite 1700
                             Birmingham, Al 35203
                                (205) 250-5000

                             --------------------



=========================================================================================

                        CALCULATION OF REGISTRATION FEE
   ==================================================================================
                                           Proposed          Proposed
   Title of each class of     Amount        Maximum           Maximum       Amount of
    securities to be          to be      Offering Price      Aggregate    Registration
       registered           Registered    Per Share/1/    Offering Price     Fee/2/
   -----------------------------------------------------------------------------------
   Waddell & Reed           2,000,000    $   26.50          $53,000,000     $15,635
   Financial, Inc. Class     shares
   A Common Stock
   ===================================================================================

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

   _______________
     /1/ Calculated pursuant to Rule 457(c) and (h)(1) based upon the average of the high and low prices reported for Waddell & Reed Financial, Inc. Class A common stock in the consolidated reporting system on March 5, 1998.

     /2/  Previously paid.

                                    PART II
           INFORMATION REQUIRED TO BE IN THE REGISTRATION STATEMENT

    The Registrant ("Waddell & Reed Financial, Inc.") is amending this Registration Statement to reflect that it has amended, restated, and renamed the Waddell & Reed Financial, Inc. Savings and Investment Plan (the "Thrift Plan") effective as of January 1, 1999. The new full name of the Thrift Plan is the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan (the "401(k) Plan"). The 401(k) Plan permits participants to acquire the Registrant's Class A and Class B common stock pursuant a qualified cash or deferred arrangement ("CODA") under
Section 401(k) of the Internal Revenue Code of 1986. The Registrant intends to submit the 401(k) Plan to the Internal Revenue Service along with a request that the Internal Revenue Service issue an advance determination letter that the 401(k) Plan qualifies under Section 401(a) of the Internal Revenue Code of 1986. The Registrant will make all changes required by the Internal Revenue Service to qualify the 401(k) Plan.

     A separate Registration Statement (Form S-8) is being filed with respect to the Class B common stock offering under the 401(k) Plan.

Item 3.   Incorporation of Documents by Reference

     Waddell & Reed Financial, Inc. (the "Registrant" or the "Company") and the 401(k) Plan hereby incorporate by reference into this Registration Statement the following documents:

     (a) The 401(k) Plan's latest annual report on Form 11-K filed pursuant to Section 15(d) of the Securities Exchange Act of 1934 for the most recent fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the document referenced in (a) above.

     (c) The description of Registrant's Class A and Class B common stock contained in the Form 8-A Registration Statements filed under the Securities and Exchange Act of 1934 on February 27, 1998, and on October 1, 1998, respectively including any amendment or report filed for the purpose of updating such description.

     (d) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, since the filing of the Form 8-A.

     (e) The Registrant's Rule 424(b) Prospectus, as filed under the Securities Act of 1933, as amended, Registration Statement No. 333-43687.

     All documents subsequently filed by the Registrant or the 401(k) Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of the filing of the initial Registration Statement and any Amendments thereto and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which the registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified, replaced or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies, replaces or supercedes such statement. Any statement so modified, replaced or superceded shall not be deemed, except as so modified, replaced or superceded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Class A common stock of the Registrant, the class of securities to be offered, is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

      The Registrant's Certificate of Incorporation provides that each person who was or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another company, partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

     The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law; (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions; or (iv) for transactions in which the director received an improper personal benefit. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities which might arise out of their employment.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

     (4)(a)    Waddell & Reed Financial, Inc. 401(k) and Thrift Plan

     (23)      Consent of KPMG Peat Marwick LLP

     (24)      Powers of attorney

     The Registrant will submit the 401(k) Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the 401(k) Plan.

Item 9.   Undertakings.

     (a)   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on December 30, 1998.


                                    REGISTRANT:

                                    WADDELL & REED FINANCIAL, INC.



                    By:    /s/ Keith A. Tucker
                         ---------------------------------------------------
                         Keith A. Tucker
                         Chairman of the Board and Chief Executive Officer (Principal Financial Officer)

                           /s/ Henry J. Herrmann
                         ---------------------------------------------------
                         Henry J. Herrmann
                         President, Chief Investment Officer, Treasurer, and Director


                           /s/ Michael D. Strohm
                         ---------------------------------------------------
                         Michael D. Strohm
                         Principal Accounting Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          *                                   *
---------------------------------        -----------------------------------
David L. Boren, Director                 Joseph M. Farley, Director



          *                              /s/ Robert L. Hechler
---------------------------------        -----------------------------------
Louis T. Hagopian, Director              Robert L. Hechler, Director



/s/ Keith A. Tucker                      /s/ Henry J. Herrmann
---------------------------------        -----------------------------------
Keith A. Tucker, Director                Henry J. Herrmann, Director



          *                                   *
--------------------------------         -----------------------------------
Joseph L. Lanier, Jr. Director           Harold T. McCormick, Director

          *                                   *
---------------------------------        -----------------------------------
George J. Records, Director              R. K. Richey, Director



                    By:/s/ Carol A. McCoy          Date:
                    ------------------------------
                    * Carol A. McCoy
                      Attorney-in-fact


     Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on December 30, 1998.



                    WADDELL & REED FINANCIAL, INC. 401(K) AND THRIFT PLAN

                     By: FIDUCIARY TRUST COMPANY OF NEW HAMPSHIRE, as Trustee

                    By: /s/ Michael D. Strohm
                    ---------------------------------------------------------

                    Its: Vice President, Trust Officer and Director